EXHIBIT 99.1

TTM Technologies, Inc. Reports 2009 Third Quarter Results

SANTA ANA, Calif., Nov. 4, 2009 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), North America's largest printed circuit board (PCB) manufacturer, today reported results for the third quarter of 2009, ended September 28, 2009.

Third Quarter 2009 Financial Results - GAAP

Third quarter net sales of $139.1 million decreased $5.4 million, or 3.7 percent, from second quarter net sales of $144.5 million. Net loss for the third quarter was $4.9 million, or $0.11 per basic share, compared to second quarter net income of $5.9 million, or $0.14 per diluted share. Excluding non-recurring charges, net income for the third quarter was $5.5 million, or $0.13 per diluted share.

During the third quarter, TTM recorded non-recurring charges totaling $17.1 million, or $0.24 per diluted share, primarily related to the closure of the Company's Hayward, California and Los Angeles, California facilities announced on September 1, 2009 as well as further impairment of its Dallas, Oregon building.

"We are encouraged by the improvement in demand we are experiencing in our PCB business," said Kent Alder, President and CEO of TTM. "For the first time in five quarters, PCB sales increased due to growth with our commercial customers."

Third quarter gross margin of 17.4 percent declined from second quarter gross margin of 18.7 percent. Excluding $2.6 million of inventory write-down costs related to the facility closures, gross margin was 19.3 percent.

Operating loss for the third quarter was $5.4 million compared to operating income of $12.2 million for the second quarter. Excluding non-recurring charges, operating income for the third quarter was $11.7 million.

"TTM continues to perform solidly in all key financial metrics," Alder said. "With the restructuring of our North American footprint, we have positioned the company to better serve customers, improve operating efficiencies and take advantage of improving market conditions."

Third Quarter 2009 Financial Results - Non-GAAP

Non-GAAP results for the third quarter exclude amortization of intangibles, stock-based compensation expense, non-cash interest expense, asset impairment and restructuring charges, inventory write-down related to facility closures and other costs and the income tax effects related to these expenses.

Third quarter non-GAAP net income was $7.8 million, or $0.18 per diluted share. This compares to second quarter non-GAAP net income of $8.7 million, or $0.20 per diluted share.

Excluding asset impairment charges, adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) for the third quarter was $10.7 million, or 7.7 percent of net sales, compared with second quarter EBITDA of $18.3 million, or 12.6 percent of net sales.

A reconciliation of the Company's non-GAAP financial measures is provided after the GAAP financial statements accompanying this press release.

Third Quarter Segment Information

TTM Technologies reports two operating segments: PCB Manufacturing and Backplane Assembly.

For the PCB Manufacturing segment, third quarter net sales (before inter-company sales) were $123.2 million, compared with $122.6 million in the second quarter. Third quarter operating segment loss (before amortization of intangibles) was $1.9 million due to non-recurring charges of $14.0 million. Excluding these charges, third quarter operating income (before amortization of intangibles) for the PCB Manufacturing segment was $12.1 million compared with operating segment income of $10.7 million in the second quarter.

For the Backplane Assembly segment, third quarter net sales (before inter-company sales) were $24.0 million, compared with $29.1 million in the second quarter. Third quarter operating segment loss (before amortization of intangibles) was $2.6 million due to non-recurring charges of $3.1 million. Excluding these charges, third quarter operating income (before amortization of intangibles) for the Backplane Assembly segment was $0.5 million compared with second quarter operating segment income (before amortization of intangibles) of $2.3 million.

Balance Sheet

Cash and cash equivalents and short-term investments at the end of the third quarter totaled $200.7 million, an increase of $11.3 million from $189.4 million at the end of the second quarter.

Fourth Quarter Fiscal Year 2009 Forecast

For the fourth quarter of 2009, TTM estimates revenue in a range of $140 million to $148 million and GAAP earnings in a range from $0.11 to $0.16 per diluted share.

TTM estimates non-GAAP earnings in a range from $0.18 to $0.23 per diluted share.

To Access the Live Webcast/Conference Call

The company will host a conference call to discuss the third quarter results and the fourth quarter 2009 outlook on November 4, 2009, at 4:30 p.m. Eastern Standard Time (1:30 p.m. Pacific Standard Time).

To listen to the live webcast, log on to the TTM Technologies website at http://www.ttmtech.com. To access the live conference call, dial 408-629-9819 or 1-877-941-8632.

To Access a Replay of the Webcast

A digital replay will be available on TTM Technologies' website at http://www.ttmtech.com and will remain accessible for one week following the live event.

A telephone replay also will be available beginning two hours after the conclusion of the conference call until Nov. 10, 2009. You may access the telephone replay by dialing 303-590-3030 or 800-406-7325 and entering confirmation code 4177386#.

About Our Non-GAAP Financial Measures

This release includes information about the Company's non-GAAP adjusted net income and non-GAAP adjusted net income per share, which are non-GAAP financial measures. Management believes that both measures -- which exclude amortization of intangibles, stock-based compensation expense, non-cash interest expense on our convertible debt, asset impairment and restructuring charges, inventory write-down related to facility closures and other costs as well as the associated tax impact of these charges -- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations. In addition, the Company's internal reporting, including information provided to the Company's Audit Committee and Board of Directors, contains non-GAAP measures.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance. These statements reflect the company's current expectations, and the company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the company's dependence upon the electronics industry, the impact of the current economic crisis, the company's dependence upon a small number of customers, the unpredictability of and potential fluctuation in future revenues and operating results, increased competition from low-cost foreign manufacturers and other "Risk Factors" set forth in the company's most recent SEC filings.

About TTM

TTM Technologies, Inc. is North America's largest printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the company's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

The TTM Technologies logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5691

                    TTM TECHNOLOGIES, INC.
          Selected Unaudited Financial Information
             (In thousands, except per share data)

                      ------------------  --------  ------------------
                                           Second      First Three
                         Third Quarter    Quarter    Fiscal Quarters
                      ------------------  --------  ------------------
                        2009      2008      2009      2009      2008
                                  (1)                          (1),(2)
                      --------  --------  --------  --------  --------

 CONSOLIDATED
  STATEMENTS OF
  OPERATIONS

  Net sales           $139,075  $169,019  $144,480  $432,552  $516,065
  Cost of goods sold   114,868   136,878   117,421   357,017   409,596
                      --------  --------  --------  --------  --------

  Gross profit          24,207    32,141    27,059    75,535   106,469
                      --------  --------  --------  --------  --------

  Operating expenses:
   Selling and
    marketing            6,546     7,552     6,313    20,037    23,016
   General and
    administrative       9,403     8,138     7,661    25,460    25,315
   Amortization of
    definite-lived
    intangibles            860       951       860     2,580     2,848
   Restructuring
    charges              2,501        --        48     5,009        --
   Impairment of
    long-lived assets   10,293        --        --    10,636        --
   Metal reclamation        --        --        --        --    (3,700)
                      --------  --------  --------  --------  --------
    Total operating
     expenses           29,603    16,641    14,882    63,722    47,479
                      --------  --------  --------  --------  --------

  Operating income
   (loss)               (5,396)   15,500    12,177    11,813    58,990

  Interest expense      (2,919)   (2,628)   (2,762)   (8,396)   (8,288)
  Interest income          196       702        61       356     1,147
  Other, net                57      (384)      147        96    (1,388)
                      --------  --------  --------  --------  --------

  Income (loss) before
   income taxes         (8,062)   13,190     9,623     3,869    50,461
  Income tax
   (provision) benefit   3,177    (4,397)   (3,675)   (1,379)  (18,184)
                      --------  --------  --------  --------  --------

  Net income (loss)   $ (4,885) $  8,793  $  5,948  $  2,490  $ 32,277
                      ========  ========  ========  ========  ========

  Earnings (loss) per
   common share:
   Basic              $  (0.11) $   0.21  $   0.14  $   0.06  $   0.76
   Diluted            $  (0.11) $   0.20  $   0.14  $   0.06  $   0.75

  Weighted average
   common shares:
   Basic                43,142    42,805    43,117    43,048    42,637
   Diluted              43,142    43,182    43,431    43,458    42,999

 SELECTED BALANCE SHEET DATA

                                                    ------------------
                                                    Sept. 28, Dec. 31,
                                                      2009     2008(1)
                                                    --------  --------
 Cash and cash equivalents                          $199,318  $148,465
 Short-term investments                                1,419     3,657
 Accounts receivable, net                             95,897   115,232
 Inventories                                          61,722    71,011
 Total current assets                                382,092   353,130
 Property, plant and equipment, net                   89,353   114,931
 Other non-current assets                             71,440    72,179
 Total assets                                        542,885   540,240

 Accounts payable                                     37,392    48,750
 Total current liabilities                            62,968    72,768
 Convertible senior notes, net                       138,601   134,914
 Total long-term liabilities                         143,085   137,436
 Stockholders' equity                                336,832   330,036
 Total liabilities and stockholders' equity          542,885   540,240
                                                    ------------------

 SUPPLEMENTAL DATA

                      ------------------  --------  ------------------
                                           Second      First Three
                        Third Quarter      Quarter   Fiscal Quarters
                      ------------------  --------  ------------------
                        2009      2008      2009      2009      2008
                                   (1)                         (1),(2)
                      --------  --------  --------  --------  --------
 EBITDA                  $ 399  $ 22,147  $ 18,250  $ 29,434  $ 77,588
 EBITA                $ (4,253) $ 16,799  $ 13,285  $ 14,943  $ 61,685

 Gross margin             17.4%     19.0%     18.7%     17.5%     20.6%
 EBITDA margin             0.3      13.1      12.6       6.8      15.0
 Operating margin         (3.9)      9.2       8.4       2.7      11.4

 End Market Breakdown:

                      ------------------  --------
                                           Second
                        Third Quarter      Quarter
                      ------------------  --------
                        2009      2008      2009
                      --------  --------  --------

  Networking/
   Communications           35%       39%       36%
  Aerospace/Defense         44        39        45
  Computing/Storage/
   Peripherals              12        11        10
  Medical/Industrial/
   Instrumentation/
   Other                     9        11         9

 Stock-based Compensation:

                      ------------------  --------
                                           Second
                        Third Quarter      Quarter
                      ------------------  --------
                        2009      2008      2009
                      --------  --------  --------
  Amount included in:
   Cost of goods
    sold              $    413  $    388  $    431
   Selling and
    marketing              133       116       135
   General and
    administrative         980       888       999
                      --------  --------  --------
   Total stock-based
    compensation
    expense           $  1,526  $  1,392  $  1,565
                      ========  ========  ========

 Operating Segment Data:

                      ------------------  --------
                                           Second
                        Third Quarter      Quarter
                      ------------------  --------
  Net sales:            2009     2008(1)    2009
                      --------  --------  --------
  PCB Manufacturing   $123,171  $148,003  $122,617
  Backplane Assembly    23,950    29,254    29,117
                      --------  --------  --------
   Total sales         147,121   177,257   151,734
  Inter-company sales   (8,046)   (8,238)   (7,254)
                      --------  --------  --------
   Total net sales    $139,075  $169,019  $144,480
                      --------  --------  --------

  Operating segment
   income (loss):

  PCB Manufacturing   $ (1,897) $ 14,307  $ 10,716
  Backplane Assembly    (2,639)    2,144     2,321
                      --------  --------  --------
   Total op segment
    income (loss)       (4,536)   16,451    13,037
  Amortization of
   intangibles            (860)     (951)     (860)
                      --------  --------  --------
   Total op income
    (loss)              (5,396)   15,500    12,177
  Total other expense   (2,666)   (2,310)   (2,554)
                      --------  --------  --------
  Income (loss) before
   income taxes       $ (8,062) $ 13,190  $  9,623
                      ========  ========  ========

 RECONCILIATIONS(3)

                      ------------------  --------  ------------------
                                           Second      First Three
                        Third Quarter      Quarter    Fiscal Quarters
                      ------------------  --------  ------------------
                        2009     2008(1)    2009      2009     2008(1)
                      --------  --------  --------  --------  --------
  EBITA/EBITDA
   reconciliation:
   Net income (loss)  $ (4,885) $  8,793  $  5,948  $  2,490  $ 32,277
   Add back items:
    Income tax
     provision
     (benefit)          (3,177)    4,397     3,675     1,379    18,184
    Interest expense     2,919     2,628     2,762     8,396     8,288
    Amortization of
     intangibles           890       981       900     2,678     2,936
                      --------  --------  --------  --------  --------
   EBITA                (4,253)   16,799    13,285    14,943    61,685

   Depreciation
    expense              4,652     5,348     4,965    14,491    15,903
                      --------  --------  --------  --------  --------
   EBITDA                $ 399  $ 22,147  $ 18,250  $ 29,434  $ 77,588
                      ========  ========  ========  ========  ========

   Add back:
    Impairment of
    long-lived assets   10,293        --        --    10,636        --
                      --------  --------  --------  --------  --------
   Adjusted EBITDA    $ 10,692  $ 22,147  $ 18,250  $ 40,070  $ 77,588
                      ========  ========  ========  ========  ========

  Non-GAAP EPS
   reconciliation(4):
   GAAP net income
   (loss)             $ (4,885) $  8,793  $  5,948  $  2,490  $ 32,277
   Add back items:
    Amortization of
     definite-lived
     intangibles           890       981       900     2,678     2,936
    Stock-based
     compensation        1,526     1,392     1,565     4,698     3,861
    Non-cash
     convertible debt
     interest expense    1,381     1,270     1,353     4,059     1,910
    Impairment of
     long-lived assets  10,293        --        --    10,636        --
    Restructuring
     charges             2,501        --        48     5,009        --
    Inventory
     write-down
     related to
     facility closures   2,637        --       176     3,350        --
    Other(5)             1,669        --       379     2,101        --
    Income tax effects  (8,235)   (1,214)   (1,688)  (11,595)   (3,138)
                      --------  --------  --------  --------  --------
   Non-GAAP net
    income            $  7,777  $ 11,222  $  8,681  $ 23,426  $ 37,846

   Non-GAAP diluted
    earnings per
    common share      $   0.18  $   0.26  $   0.20  $   0.54  $   0.88

 (1) On January 1, 2009, the Company adopted new authoritative guidance for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) by separately accounting for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The Company has retrospectively applied this method of accounting back to the issuance date of convertible debt, which for the Company was May 2008.

 (2) Certain reclassifications of prior year amounts have been made to conform to the current year presentation. Beginning in the second quarter of 2009, the Company reports gains and losses from the sale or disposal of property, plant and equipment as a component of general and administrative expenses in the consolidated condensed statements of operations. Prior to the second quarter
     2009, the gains and losses from the sale or disposal of property, plant and equipment were included as a component of cost of goods sold.

 (3) This information provides a reconciliation of EBITA/EBITDA/
     Adjusted EBITDA and non-GAAP EPS to the financial information in our consolidated statements of operations.

 (4) This information provides non-GAAP adjusted net income and non-GAAP adjusted EPS, which are non-GAAP financial measures.
     Management believes that both measures -- which exclude
     amortization of intangibles, stock-based compensation expense, non-cash interest expense on our convertible debt (before
     consideration of capitalized interest), asset impairment and restructuring charges, inventory write-down related to facility closures and other costs as well as the associated tax impact of these charges -- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

 (5) Costs related to evaluating strategic opportunities and miscellaneous facility closure costs.

 "EBITDA" means earnings before interest expense, income taxes, depreciation and amortization.  "EBITA" means earnings before interest expense, income taxes and amortization.  We present EBITDA /
 EBITA / Adjusted EBITDA to enhance the understanding of our operating results.  EBITDA / EBITA / Adjusted EBITDA is a key measure we use to evaluate our operations. In addition, we provide our EBITDA / EBITA /
 Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA / EBITA / Adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements.  However, EBITDA / EBITA / Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure  of operating results in accordance with accounting principles generally accepted in the United States of
 America.

CONTACT: TTM Technologies, Inc.
         Steve Richards, Chief Financial Officer
         (714) 241-0303
         investor@ttmtech.com